   As filed with the Securities and Exchange Commission on December 28, 1998.
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               VITAL IMAGES, INC.
               (Exact name of issuer as specified in its charter)

          MINNESOTA                                      42-1321776
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                        3100 WEST LAKE STREET, SUITE 100
                          MINNEAPOLIS, MINNESOTA 55416
          (Address of principal executive offices, including zip code)

                               VITAL IMAGES, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                GREGORY S. FURNESS                           Copy to:
         SENIOR VICE PRESIDENT-FINANCE AND             TREVOR V. GUNDERSON
             CHIEF FINANCIAL OFFICER                  WINTHROP & WEINSTINE
                VITAL IMAGES, INC.                   3000 DAIN RAUSCHER PLAZA
         3100 WEST LAKE STREET, SUITE 100              60 SOUTH SIXTH STREET
           MINNEAPOLIS, MINNESOTA 55416            MINNEAPOLIS, MINNESOTA 55402
      (Name and address of agent for service)             (612) 347-0700

                                 (612) 915-8000
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                       CALCULATION OF REGISTRATION FEE
===============================================================================
                                       PROPOSED      PROPOSED
    TITLE OF                            MAXIMUM       MAXIMUM
   SECURITIES          AMOUNT          OFFERING      AGGREGATE    AMOUNT OF
      TO BE            TO BE            PRICE        OFFERING    REGISTRATION
   REGISTERED       REGISTERED (1)   PER SHARE (2)   PRICE (2)       FEE
-------------------------------------------------------------------------------
  Common Stock,     250,000 shares      $1.906       $476,500      $132.47
$.01 par value(3)
-------------------------------------------------------------------------------
(1) The number of shares being registered represents the number of additional shares of Common Stock which may be issued pursuant to the Vital Images, Inc. 1997 Stock Option and Incentive Plan, as amended, in addition to shares previously registered.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h), based upon the average of the closing bid and ask price for such Common Stock on December 18, 1998, as reported on the OTC Bulletin Board.
(3)   Each share of Common Stock includes one Preferred Stock Purchase Right.
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

         Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-39189).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         a. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-22229);

         b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

         c. Description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 10 (File No. 0-22229), including any amendments filed for the purpose of updating such description;

         d. All other reports filed by the Company with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after December 31, 1997; and

         e. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER        DESCRIPTION
------        -----------

5.1 Opinion of Winthrop & Weinstine, P.A. as to the legality of Common Stock of the Company

23.1          Consent of PricewaterhouseCoopers LLP

23.2 Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1]

24.1          Powers of Attorney [included as part of signature page]

                                      -2-
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on December 28, 1998.


                                      VITAL IMAGES, INC.


                                      By: /s/ Douglas M. Pihl
                                          --------------------------------------
                                          Douglas M. Pihl,
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX


  Exhibit No.                     Description                            Page
  -----------                     -----------                            ----

       5.1 Opinion of Winthrop & Weinstine, P.A. as to the legality of Common Stock of the Company

       23.1     Consent of PricewaterhouseCoopers LLP

       23.2 Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1]

       24.1 Powers of Attorney [included as part of signature page]